NEWS	FONAR Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 9001 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR Announces Fiscal 2017 2nd Quarter and Six Months Financial Results

•                     22% Increase of 1st half, Fiscal 2017, Diluted Net Income per Common Share available to Common Shareholders to $1.17, versus same six month period of prior year.

•                     25% Increase of 1st half, Fiscal 2017, Net Income, to $9.4 million, versus same six month period of prior year, including a $800,000 impact of deferred income tax benefits.

•                     19% Increase of 1st half, Fiscal 2017, Income from Operations, to $9.4 million, versus same six month period of prior year

•                     3% Increase of 1st half, Fiscal 2017, Total Revenues – Net, to $37.1 million, versus same six month period of prior year

MELVILLE, NEW YORK, February 9, 2017 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the 2nd Fiscal Quarter of 2017 and the six month period ended December 31, 2016.

In 1980 FONAR birthed the MRI industry with its installation of the first commercial whole-body MRI (Magnetic Resonance Imaging) scanner. Since then the Company has manufactured and installed hundreds of MRIs the world over. While FONAR continues to manufacture and service its products, the Company’s primary source of income is derived from the management of 26 MRI centers though it subsidiary, Health Management Company of America (HMCA). Twenty-five of the 26 centers feature the FONAR UPRIGHT® Multi-Position™ MRI, aka Stand-Up® MRI, the only MRI scanner able to scan patients in normal full-weight-bearing positions.

The Company’s extensive patent portfolio includes technology that enables Weight-Bearing MRI, allowing diagnosticians to view human anatomy in its normal weight-bearing positions, including sitting, standing and bending. Certain anatomical regions are very sensitive to body-position and gravity. For example, patients with lower back problems are often most uncomfortable when in a particular weight-bearing position. If diagnosticians can evaluate the spine in those positions, they can minimize or completely avoid the risks of mischaracterizing or underestimating the patients’ problems. In light of the fact that most MRI exams are of the spine, this technology is of great importance.

FONAR’s latest works-in-progress technology is aimed at visualizing and quantifying the flow of cerebrospinal fluid (CSF) throughout the brain and vertebral column, which circulates at a rate of 32 quarts per day. The ability to image and quantify the dynamics of this vital life-sustaining physiology of the body’s neurologic system in all the normal positions of the body, particularly in its upright flow against gravity, is made possible by FONAR technology.

FONAR CORPORATION AND SUBSIDIARIES

Financial Highlights

Income from Operations, for the six month period ended December 31, 2016, increased 19% to $9.4 million as compared to $7.8 million for the six month period ended December 31, 2015.

Income from Operations, for the quarter ended December 31, 2016, increased 9% to $4.6 million as compared to $4.2 million for the quarter ended December 31, 2015.

Net Income, for the six month period ended December 31, 2016, increased 25% to $9.4 million as compared to $7.6 million for the six month period ended December 31, 2015.

Net Income, for the quarter ended December 31, 2016, increased 20% to $4.9 million as compared to $4.1 million for the quarter ended December 31, 2015.

Total Revenues – Net, for the six month period ended December 31, 2016, increased 3% to $37.1 million as compared to $36.0 million for the six month period ended December 31, 2015.

Total Revenues – Net, for the quarters ended December 31, 2016 and 2015, was $18.4 million.

Net Income Available to Common Stockholders, for the six month period ended December 31, 2016, increased 23% to $7.3 million as compared to $5.9 for the six month period ended December 31, 2015.

Net Income Available to Common Stockholders, for the quarter ended December 31, 2016, increased 22% to $4.0 million as compared to $3.3 million for the quarter ended December 31, 2015.

Diluted Net Income per Common Share Available to Common Stockholders, for the six month period ended December 31, 2016, increased 22% to $1.17 per share as compared to $0.96 per share for the quarter ended December 31, 2015.

Diluted Net Income per Common Share Available to Common Stockholders, for the quarter ended December 31, 2016, increased 19% to $0.63 per share as compared to $0.53 per share for the quarter ended December 31, 2015.

Basic Net Income per Common Share Available to Common Stockholders, for the six month period ended December 31, 2016, increased 21% to $1.19 per share as compared to $0.98 per share for the quarter ended December 31, 2015.

Basic Net Income per Common Share Available to Common Stockholders, for the quarter ended December 31, 2016, increased 19% to $0.64 per share as compared to $0.54 per share for the quarter ended December 31, 2015.

Total Assets, at December 31, 2016, was $88.3 million, as compared to $84.9 million at June 30, 2016. Total Current Assets, at December 31, 2016, was $48.4 million, as compared to $45.6 million at June 30, 2016.

Total Liabilities, at December 31, 2016, was $19.3 million, as compared to $24.1 million at June 30, 2016. Total Current Liabilities, at December 31, 2016, was $17.3 million, as compared to $20.6 million at June 30, 2016.

Total Cash and Cash Equivalents, at December 31, 2016, was $7.7 million, as compared to $8.5 million at June 30, 2016.

FONAR CORPORATION AND SUBSIDIARIES

Management Discussion

President and CEO Timothy R. Damadian said, “I am delighted to report that our bottom line EPS (Diluted Net Income Per Common Share Available to Common Stockholders) has increased by 22% to $1.17 per share for the six months ended December 31, 2016, as compared to the corresponding period one year earlier.

“Despite the uncertainties and challenges in today’s healthcare arena, the HMCA management team is proud to have helped FONAR deliver to its shareholders a steady annual growth rate of 6% over the past 6 years.”

Mr. Damadian continued, “Our strategy of growing consistently while maintaining profitability is working nicely. We made key acquisitions over the past several years, giving us the working capital and the cash flow needed for expansion. And, of course, we are always looking for opportunities that will add to the success to our Company.”

“The good news,” said Raymond V. Damadian, M.D., Chairman of the Board of FONAR Corporation, “is that patients love our UPRIGHT® Multi-Position™ MRI scanner, which contributes to steady patient throughput! Patients who are claustrophobic are very happy to be placed in the seated position and watch TV while they get their MRIs. For these patients, it can be a huge relief. In addition, more and more physicians recognize the diagnostic value of scanning patients in fully weight-bearing positions, particularly those patients getting MRIs of the spine.

“The Company’s growth and profitability has been positive and consistent in recent years and that’s something to be proud of,” continued Dr. Damadian. “There were many years of struggle, but now FONAR has become a very successful Company. We owe our success to the medical benefits of the FONAR UPRIGHT® Multi-Position™ MRI, along with our management team’s adherence to a business plan designed to cope with a very uncertain and challenging healthcare environment. We have now achieved 27 consecutive quarters (6 3/4 years) of profitability. And I am very grateful.”

Recent Event

On January 24, 2017, Frost & Sullivan announced that Dr. Raymond Damadian, chairman of the Fonar Corporation, will receive special recognition at the 22nd Annual Medical Technologies: A Frost & Sullivan Executive MindXchange, taking place March 19 to 21, 2017 at the Loews Coronado Bay Resort in San Diego, Calif.

The press release said: Dr. Damadian is the legendary inventor of the first MRI (Magnetic Resonance Imaging) machine and the innovative mind responsible for saving thousands of lives. He will be presented with the Medtech Innovation Catalyst Award, recognizing his contributions to medical device innovation. He is the recipient of numerous awards including the Lemelson-MIT Lifetime Achievement Award, National Medal of Technology and has been inducted in the National Inventors Hall of Fame.

FONAR CORPORATION AND SUBSIDIARIES

About FONAR

FONAR, The Inventor of MR Scanning™, is located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI company in the industry. FONAR introduced the world’s first commercial MRI in 1980, and went public in 1981. FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the Stand-Up® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e. standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down and ”weightless” only scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT® and STAND-UP® are registered trademarks and The Inventor of MR Scanning™, Full Range of Motion™, Multi-Position™, Upright Radiology™, The Proof is in the Picture™, True Flow™, pMRI™, Spondylography™, Dynamic™, Spondylometry™, CSP™, and Landscape™, are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2016	June 30, 2016
Cash and cash equivalents	$ 7,692	$ 8,528
Accounts receivable – net	4,325	4,370
Accounts receivable - related party	60	-
Medical receivable – net	10,824	10,127
Management and other fees receivable – net	17,420	15,638
Management and other fees receivable – related medical practices – net	4,464	4,064
Inventories	2,735	2,074
Prepaid expenses and other current assets	926	759
Total Current Assets	48,446	45,560
Deferred income tax asset	13,842	13,042
Property and equipment - net	14,914	14,513
Goodwill	3,322	3,322
Other intangible assets - net	7,202	7,719
Other assets	560	732
Total Assets	$ 88,286	$ 84,888

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY

	December 31, 2016	June 30, 2016
Current Liabilities:
Current portion of long-term debt and capital leases	$ 1,674	$ 2,448
Accounts payable	1,470	1,254
Other current liabilities	8,109	10,827
Unearned revenue on service contracts	4,752	4,679
Unearned revenue on service contracts - related party	55	-
Customer advances	1,036	1,199
Billings in excess of costs and estimated earnings on uncompleted contracts	176	207
Total Current Liabilities	17,272	20,614
Long-Term Liabilities:
Deferred income tax liability	482	482
Due to related medical practices	228	245
Long-term debt and capital leases, less current portion	411	2,059
Other liabilities	883	712
Total Long-Term Liabilities	2,004	3,498
Total Liabilities	19,276	24,112

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS' EQUITY (Continued)

	December 31, 2016	June 30, 2016
STOCKHOLDERS' EQUITY:
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2016 and June 30, 2016, 313 issued and outstanding at December 31, 2016 and June 30, 2016	$ -	$ -
Preferred stock $.001 par value; 567 shares authorized at December 31, 2016 and June 30, 2016, issued and outstanding – none	-	-
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2016 and June 30, 2016, 6,171 and 6,062 issued at December 31, 2016 and June 30, 2016; 6,159 and 6,051 outstanding at December 31, 2016 and June 30, 2016	1	1
Class B Common Stock (10 votes per share) $ .0001 par value; 227 shares authorized at December 31, 2016 and June 30, 2016, .146 issued and outstanding at December 31, 2016 and June 30, 2016	-	-
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2016 and June 30, 2016, 383 issued and outstanding at December 31, 2016 and June 30, 2016	-	-
Paid-in capital in excess of par value	175,970	173,702
Accumulated deficit	(112,812)	(120,624)
Notes receivable from employee stockholders	(20)	(24)
Treasury stock, at cost - 12 shares of common stock at December 31, 2016 and June 30, 2016	(675)	(675)
Total Fonar Corporation Stockholder Equity	62,464	52,380
Non controlling interests	6,546	8,396
Total Stockholders' Equity	69,010	60,776
Total Liabilities and Stockholders' Equity	$ 88,286	$ 84,888

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2016	2015
Product sales – net	$93	$742
Service and repair fees – net	2,356	2,280
Service and repair fees – related parties - net	28	28
Patient fee revenue, net of contractual allowances and discounts	8,657	7,786
Provision for bad debts for patient fee	(4,002)	(3,270)
Management and other fees – net	9,364	8,958
Management and other fees – related medical practices – net	1,907	1,845
Total Revenues – Net	18,403	18,369
COSTS AND EXPENSES
Costs related to product sales	(34)	564
Costs related to service and repair fees	683	447
Costs related to service and repair fees – related parties	8	5
Costs related to patient fee revenue	2,323	2,238
Costs related to management and other fees	5,257	5,597
Costs related to management and other fees – related medical practices	1,127	1,012
Research and development	361	412
Selling, general and administrative	4,069	3,869
Total Costs and Expenses	13,794	14,144
Income From Operations	4,609	4,225
Interest Expense	(77)	(139)
Investment Income	49	58
Income Before Benefit/(Provision) for Income Taxes and Non Controlling Interests	4,581	4,144
Benefit/(Provision) for Income Taxes	353	(40)
Net Income	4,934	4,104
Net Income - Non Controlling Interests	(692)	(611)
Net Income - Controlling Interests	$4,242	$3,493
Net Income Available to Common Stockholders	$3,971	$3,266
Net Income Available to Class A Non-Voting Preferred Stockholders	$202	$169
Net Income Available to Class C Common Stockholders	$69	$58
Basic Net Income Per Common Share Available to Common Stockholders	$0.64	$0.54
Diluted Net Income Per Common Share Available to Common Stockholders	$0.63	$0.53
Basic and Diluted Income Per Share-Class C Common	$0.18	$0.15
Weighted Average Basis Shares Outstanding-Common Stockholders	6,158	6,051
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,286	6,179
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2016	2015
REVENUES
Product sales – net	$ 335	$ 760
Service and repair fees – net	4,708	4,564
Service and repair fees – related parties - net	55	55
Patient fee revenue, net of contractual allowances and discounts	17,481	15,901
Provision for bad debts for patient fee	(7,880)	(6,778)
Management and other fees – net	18,625	17,786
Management and other fees – related medical practices – net	3,814	3,691
Total Revenues – Net	37,138	35,979
COSTS AND EXPENSES
Costs related to product sales	179	676
Costs related to service and repair fees	1,339	990
Costs related to service and repair fees – related parties	16	12
Costs related to patient fee revenue	4,737	4,466
Costs related to management and other fees	10,518	11,015
Costs related to management and other fees – related medical practices	2,080	2,070
Research and development	773	849
Selling, general and administrative	8,135	8,061
Total Costs and Expenses	27,777	28,139
Income From Operations	9,361	7,840
Interest Expense	(174)	(289)
Investment Income	97	107
Other (Expense) Income	(3)	1
Income Before Benefit/(Provision) for Income Taxes and Non Controlling Interests	9, 281	7,659
Benefit/(Provision) for Income Taxes	153	(90)
Net Income	9,434	7,569
Net Income - Non Controlling Interests	(1,622)	(1,214)
Net Income - Controlling Interests	$ 7,812	$ 6,355
Net Income Available to Common Stockholders	$ 7,313	$ 5,942
Net Income Available to Class A Non-Voting Preferred Stockholders	$ 372	$ 308
Net Income Available to Class C Common Stockholders	$ 127	$ 105
Basic Net Income Per Common Share Available to Common Stockholders	$ 1.19	$ 0.98
Diluted Net Income Per Common Share Available to Common Stockholders	$ 1.17	$ 0.96
Basic and Diluted Income Per Share-Class C Common	$ 0.33	$ 0.27
Weighted Average Basic Shares Outstanding-Common Stockholders	6,131	6,051
Weighted Average Diluted Shares Outstanding-Common Stockholders	6,259	6,179
Weighted Average Basic Shares Outstanding – Class C Common	383	383
Weighted Average Diluted Shares Outstanding – Class C Common	383	383